Exhibit 3.2
AMENDED AND RESTATED BYLAWS OF
GSE SYSTEMS, INC.
(as amended and restated on September 14, 2016)

SECTION I
CAPITAL STOCK

Section 1.1.  Certificates.  Certificates representing shares of GSE Systems, Inc., a Delaware corporation (the "Corporation"), shall be in such form (consistent with applicable law) as shall be determined by the Board of Directors of the Corporation (the "Board of Directors").  Notwithstanding any other provision of these Bylaws, the Board of Directors has authorized the issuance of uncertificated shares, for registration in book entry accounts for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe, in addition to or in place of shares of the Corporation represented by certificates, to the extent authorized by applicable law.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 1.2.  Record Ownership.  A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books.  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

Section 1.3.  Transfer of Record Ownership.  Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be cancelled before the new certificate is issued.

Section 1.4.  Lost Certificates.  Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction.  Such person shall also, unless waived by an authorized officer of the Corporation, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

Section 1.5.  Transfer Agents; Registrars: Rules Respecting Certificates.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.  The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

Section 1.6.  Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION II
MEETINGS OF STOCKHOLDERS

Section 2.1.  Annual Meetings.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.2.  Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called by the Board of Directors and shall be called by the Secretary at the written request of holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting.  Special meetings may be held at any place, within or without the State of Delaware, as determined by the Board of Directors.  The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

Section 2.3.  Notice.  Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.  Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called.  Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.  Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.4.  List of Stockholders.  A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for at least ten (10) days before the meeting and at the place of the meeting during the whole time of the meeting.

Section 2.5.  Quorum.  Unless otherwise required by law, the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") or these Bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting of stockholders and the stockholders entitled to vote thereat, present in person or represented by proxy, shall each have the power, in the case of the stockholders by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time until a quorum shall be present or represented.  A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.  At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.6.  Conduct of Meeting; Adjournments.

(a) The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate.  The Chairman of the Board, or, in the absence of the Chairman of the Board, the Chief Executive Officer, or, in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, an officer of the Corporation so designated, shall preside at meetings of stockholders.  The Secretary shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary of the meeting.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

(b) Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

(c) Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.7.  Advance Notice of Stockholder Nominations and Proposals.

(a) Timely Notice.  At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7.  In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.  For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the "Proposing Stockholder") must have given timely notice thereof pursuant to this Section 2.7(a) or Section 2.7(c) below, as applicable, in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or another public disclosure from the Board of Directors.  To be timely, a Proposing Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the previous year's annual meeting if such meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year's annual meeting or not later than sixty (60) days after the anniversary of the previous year's annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) day following the date of the initial public disclosure of the date of such meeting.  In no event shall an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b) Stockholder Nominations.  For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder's notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation that are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation that are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder's notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(c) Other Stockholder Proposals.  For all business other than director nominations, a Proposing Stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.7(b)(vi) above.

(d) Proxy Rules.  The foregoing notice requirements of Section 2.7(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e) Special Meetings of Stockholders.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.7.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by this Section 2.7 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day prior to such special meeting and not earlier than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the date of initial public disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f) Effect of Noncompliance.  Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.7, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.7 does not provide the information required under this Section 2.7 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.  The requirements of this Section 2.7 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation.  The requirements of this Section 2.7 are included to provide the Corporation notice of a stockholder's intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

Section 2.8.  Voting.

(a) Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation, by any other provision of the Certificate of Incorporation or by the Delaware General Corporation Law ("DGCL"), each stockholder shall be entitled to one vote, in person or by written proxy, for each share held of record by such stockholder which is entitled to vote generally in the election of directors.

(b) A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of (i) the total votes cast for and (ii) the total votes affirmatively withheld as to such nominee at a meeting of stockholders duly called and at which a quorum is present.  Stated otherwise, other than for the purpose of establishing a quorum, abstentions and broker non-votes shall have no effect on the foregoing vote.  However, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present for which the Secretary of the Corporation receives notice that a Proposing Stockholder has nominated an individual for election as a director in compliance with the requirements of advance notice of stockholder nominees for director set forth in 2.7 of these Bylaws, and such nomination has not been withdrawn by such Proposing Stockholder on or before the close of business on the tenth (10th) day before the date of filing of the definitive proxy statement of the Corporation with the Securities and Exchange Commission, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting.

(c)  Any nominee for director (i) who is not elected by the vote required in Section 2.8(b) of these Bylaws and (ii) who is an incumbent director shall promptly tender his or her resignation to the Board of Directors.  The Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tender of resignation, or whether other action is recommended, taking into account any factors or other information that the Nominating Committee considers appropriate and relevant.  Thereafter, the Board of Directors will promptly disclose its decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) on a Current Report on Form 8-K.  If such incumbent director's resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected and qualifies.  If a director's resignation is accepted by the Board of Directors, the Board of Directors may, in its sole discretion and subject to applicable limits under Delaware law, fill the resulting vacancy or reduce the size of the Board of Directors.  In determining whether to fill a resulting vacancy or reduce the size of the Board of Directors, the Board of Directors may consider a variety of factors, including the requirements under Delaware law, the Exchange Act, exchange rules or regulations, and the availability of candidates to fill the vacancy who have the qualifications that the Board of Directors has deemed to be necessary to serve as a director.

(d) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 2.9.  Inspectors.  The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for office at an election may serve as an inspector at such election.

SECTION III
BOARD OF DIRECTORS

Section 3.1.  Powers; Number and Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may adopt such qualifications, rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation, provided that no amendment to the Bylaws decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided that the number of directors shall not be increased by fifty percent (50%) or more in any twelve (12)-month period without the approval by at least sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors then in office.  Each director shall hold office until his successor is elected and qualified or until his earlier death, removal or resignation pursuant to Section 3.2 hereof.

Section 3.2.  Resignation.  A director may resign at any time by giving written notice to the Chairman of the Board, to the President or to the Secretary.  Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 3.3 Newly Created Directorships and Vacancies.  Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors shall be filled in the manner described in the Certificate of Incorporation.

Section 3.4.  Regular Meetings.  Regular meetings of the Board of Directors may be held without further notice at such time as shall from time to time be determined by the Board of Directors.

Section 3.5.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President or at the request in writing of a majority of the members of the Board of Directors then in office.

Section 3.6.  Notice of Special Meetings.  Notice of the date, time and place of each special meeting shall be (a) mailed by regular mail to each director at his designated address at least six (6) days before the meeting, (b) sent by overnight courier to each director at his designated address at least two (2) days before the meeting (with delivery scheduled to occur no later than the day before the meeting) or (c) given orally by telephone or other means or by email to each director at his designated telephone number or email address at least twenty-four (24) hours before the meeting.  The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

Section 3.7 Place of Meetings.  The Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware.  Each regular meeting of the Board of Directors shall be held at the location specified in the notice with respect to such meeting or if no such notice is provided or no location is specified therein, at the principal executive offices of the Corporation.

Section 3.8.  Telephonic Meetings and Participation.  Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 3.9.  Action by Directors Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the appropriate committee of the Board of Directors.

Section 3.10.  Quorum and Adjournment.  A majority of the number of the directors then holding office shall constitute a quorum.  Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place.  It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, that notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 of these Bylaws.

Section 3.11.  Organization.  The Chairman of the Board, or, in the absence of the Chairman of the Board, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors.  The Secretary of or an Assistant Secretary shall act as secretary and record the minutes of such meeting.  If the Secretary or an Assistant Secretary shall not be present, the Chairman may designate a secretary of the meeting.

Section 3.12.  Compensation of Directors.  Directors shall receive such compensation for their services as the Board of Directors may determine.  Any director may serve the Corporation in any other capacity and receive compensation therefor.

Section 3.13.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he or she votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival, the director objects to the holding of the meeting or the transacting of specified business at the meeting.  Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

Section 3.14.  Voting.  Except as otherwise provided in the certificate of Incorporation, these Bylaws and the DGCL, all actions taken by the Board of Directors shall be taken by a majority vote of the members then in office.

SECTION IV
COMMITTEES

Section 4.1.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  Each committee shall keep regular minutes of its meetings.  Unless the Board of Directors otherwise provides and except as set forth in these Bylaws, each committee may make, alter, amend and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors is authorized to conduct its business pursuant to Section III of these Bylaws.

Section 4.2.  Appointments; Vacancies.  By a vote of the majority of the members of the Board of Directors then in office, the Board of Directors shall have the power to change the membership of any committee at any time, including to fill vacancies therein or to remove any member thereof.

Section 4.3.  Standing Committees.  The Board of Directors shall appoint audit, compensation and nominating committees (the "Standing Committees"), each comprised of not less than two members.  The composition of the Standing Committees shall satisfy, subject to applicable exemptions, any applicable law, exchange regulation or listing rule.

SECTION V
OFFICERS

Section 5.1.  Positions and Election.  The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer and President, a Chief Financial Officer, a Treasurer and a Secretary.  The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors (who must be a director), one or more Vice Chairmen of the Board of Directors (who must be directors), a Chief Operating Officer (who need not be a director) and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and other officers.  Any two or more offices may be held by the same person.

Section 5.2.  Term.  Each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal.  The election or appointment of an officer shall not of itself create contract rights.

Section 5.3.  Resignation.  Any officer may resign at any time by giving written notice to any member of the Office of the Chairman or the Secretary.  Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 5.4.  Removal.  Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office.  Any officer appointed by another officer may be removed with or without cause by such officer.

Section 5.5.  Vacancies.  A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

Section 5.6.  Chief Executive Officer and Chief Operating Officer.  The Chief Executive Officer shall be such officer as the Board of Directors shall designate from time to time.  The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors.  The Board of Directors may also designate a Chief Operating Officer.  The Chief Operating Officer, if any, shall have general authority and supervision over the operations of the Corporation and shall consult with the Chief Executive Officer as to matters within the scope of the authority of the Chief Executive Officer.

Section 5.7.  Chairman of the Board.  The Chairman of the Board, if any, shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

Section 5.8.  Vice Chairman of the Board.  Any Vice Chairman of the Board of Directors shall, except as otherwise provided in these Bylaws or by the Board of Directors, in the absence of the Chairman, have the powers and perform the duties of the Chairman, and shall have such other powers and perform such other duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

Section 5.09.  President.  The President shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned from time to time by the Board of Directors.

Section 5.10.  Vice Presidents.  Each Vice President shall have such powers and perform such duties as may be provided for herein and as may be assigned by the Chairman of the Board, the President or the Board of Directors.

Section 5.11.  Treasurer.  The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

Section 5.12.  Assistant or Deputy Treasurers.  Each Assistant or Deputy Treasurer shall have such powers and perform such duties as may be assigned by the Treasurer or the Board of Directors.

Section 5.13.  Secretary.  The Secretary shall give notices of all meetings of stockholders and directors and of such committees as directed by the Board of Directors.  The Secretary shall have charge of such books and papers as the Board of Directors may require.  The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary).  The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

Section 5.14.  Assistant or Deputy Secretaries.  Each Assistant or Deputy Secretary shall have such powers and perform such duties as may be assigned by the Secretary or the Board of Directors.

Section 5.15.  Compensation of Officers.  The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine.  The Board of Directors may delegate its authority to determine compensation to a committee or designated officers of the Corporation.

Section 5.16.  Execution of Instruments.  All contracts of the Corporation shall be executed on behalf of the Corporation by (a) the Chief Executive Officer, the Chief Operating Officer, the President.  the Chief Financial Officer or any Vice President, (b) such other officer or employee of the Corporation authorized in writing by the Chief Executive Officer or the Chief Operating Officer, with such limitations or restrictions on such authority as he or she deems appropriate or (c) such other person as may be authorized by the Board of Directors.

SECTION VI
INDEMNIFICATION

Section 6.1.  Indemnification provisions in Certificate of Incorporation.  The provisions of this Section VI are intended to supplement Article VII of the Certificate of Incorporation pursuant to Section 7.2 of the Certificate of Incorporation.  To the extent that this Section VI contains any provisions inconsistent with said Article VII, the provisions of the Certificate of Incorporation shall govern.  Terms defined in such Article VII shall have the same meaning in this Section VI.

Section 6.2.  Undertakings for Advances of Expenses.  If and to the extent the DGCL requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately· be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VII of the Certificate of Incorporation or otherwise.

Section 6.3.  Claims for Indemnification.  If a claim for indemnification under the Certificate of Incorporation is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in section 145 of the DGCL (or any successor provision or provisions).  Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the DGCL (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VII of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.

Section 6.4.  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.5.  Severability.  In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

SECTION VII
MISCELLANEOUS

Section 7.1.  Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 7.2 Fiscal Year.  The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.

Section 7.3 Dividends.  Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors.  Dividends may be paid in cash, in property or in shares of the Corporation's capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 7.4.  Waiver of Notice.  Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.5.  Voting of Stock Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chairman of the Executive Committee, the Vice Chairman of the Board, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.  Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any Corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 7.6.  Executive Office.  The principal executive office of the Corporation shall be located in such location as may be specified by the Board of Directors.  The books of account and records shall be kept in such office.  The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors from time to time shall determine or the business and affairs of the Corporation may require.

Section 7.7.  Forum for Adjudication of Certain Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, however, that if the Court of Chancery does not have subject matter jurisdiction over any of the foregoing actions, such actions shall then be brought in the United States District Court for the District of Delaware.

Section 7.8.  Conflict with Applicable Law or Certificate of Incorporation.  These Bylaws are adopted subject to any applicable law, including but not limited to the DGCL and the Exchange Act, and the Certificate of Incorporation.  Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

SECTION VIII
AMENDMENT OF BYLAWS

These Bylaws may be amended, altered, changed, adopted and repealed by a vote of the majority of the Board of Directors then in office at any regular or special meeting.  Unless otherwise limited by applicable law, the Certificate of Incorporation or these Bylaws, the stockholders may make additional Bylaws and may alter and repeal any Bylaws, whether such Bylaws were originally adopted by them or otherwise.

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